Exhibit 3.2

BYLAWS

OF

VIVINT SOLAR, INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1.    Registered Office. The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808 or in such other location as the Board of Directors may from time to time determine or the business of the corporation may require. The corporation’s registered agent for service of process at such address is Corporation Service Company.

Section 2.    Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors from time to time, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3.    Corporate Seal. The Board of Directors may adopt a corporate seal. Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4.    Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 5.    Annual Meeting.

(a)    The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business purposes as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of the stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this section.

(b)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL and applicable law, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined below), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c)    Notwithstanding anything in the second sentence of paragraph (b) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(d)    Only such persons who are nominated in accordance with the procedures set forth in this Section (or elected or appointed pursuant to Article IV of these Bylaws) shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e)    Notwithstanding the foregoing provisions of this section, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f)    For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14, or 15(d) of the 1934 Act.

Section 6.    Special Meetings.

(a)    Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors, pursuant to a resolution adopted by directors representing a quorum of the Board of Directors, or (iv) the holders of shares entitled to cast not less than 20% of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. At any time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”), stockholders holding 5% or more of the outstanding shares shall have the right to call a special meeting of stockholders as set forth in Section 18(b) of these Bylaws.

(b)    If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than 35 nor more than 120 days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7.    Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8.    Quorum. At all meetings of stockholders, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9.    Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting pursuant to the Certificate of Incorporation, these Bylaws or applicable law. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.    Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period.

Section 11.    Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting (including giving consent pursuant to Section 13) shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12.    List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination by any stockholder during the time of the meeting as provided by law.

Section 13.    Action Without Meeting.

(a)    Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)    Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c)    Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation as provided in Section 228(c) of the DGCL. If the action to which the stockholders consent is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d)    An electronic mail, facsimile or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such electronic mail, facsimile, or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic mail, facsimile, or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic mail, facsimile, or electronic transmission. The date on which such electronic mail, facsimile, or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic mail, facsimile, or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic mail, facsimile, or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.

Section 14.    Organization.

(a)    At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

(b)    The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15.    Number and Term of Office. The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.

Section 16.    Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

Section 17.    Term of Directors.

(a)    Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders to serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b)    No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the CGCL. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Section 18.    Vacancies.

(a)    Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

(b)    At any time or times that the corporation is subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy, the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then

(i)    any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

(ii)    the Superior Court of the proper county shall, upon application of such stockholder or stockholders, summarily order a special meeting of the stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL, the term of office of any director shall terminate upon that election of a successor.

Section 19.    Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 20.    Removal.

(a)    Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to elect such director.

(b)    During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

Section 21.    Meetings

(a)    Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

(b)    Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer (if a director), the President (if a director), or any director.

(c)    Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)    Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid at least three days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e)    Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22.    Quorum and Voting.

(a)    Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors then serving; provided, however, that such number shall never be less than 1/3 of the total number of directors except that when one director is authorized, then one director shall constitute a quorum. At any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. If the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in this section to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

(b)    At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws.

Section 23.    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24.    Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25.    Committees.

(a)    Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending, or repealing any bylaw of the corporation.

(b)    Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)    Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of paragraphs (a) or (b) of this Section may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal, or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)    Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this section shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place that has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26.    Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer (if a director), or if the Chief Executive Officer is not a director or is absent, the President (if a director), or if the President is not a director or is absent, the most senior Vice President (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary directed to do so by the Chief Executive Officer or President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 27.    Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 28.    Tenure and Duties of Officers.

(a)    General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors, or by the Chief Executive Officer or other officer if so authorized by the Board of Directors.

(b)    Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no Chief Executive Officer and no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section.

(c)    Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)    Duties of President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer is vacant, the President shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. If the office of Chief Executive Officer is vacant, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(e)    Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f)    Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(g)    Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Section 29.    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30.    Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the Chief Executive Officer or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 31.    Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written or electronic consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE CORPORATION

Section 32.    Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name, or to enter into contracts on behalf of the corporation, except as otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. All checks and drafts drawn on banks or other depositaries of funds to the credit of the corporation or on special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33.    Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 34.    Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of shares of stock in the corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers, including but not limited to the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 35.    Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 36.    Restrictions on Transfer.

(a)     No holder of any of the shares of stock of the corporation may sell, transfer, assign, pledge, or otherwise dispose of or encumber any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) without the prior written consent of the corporation, upon duly authorized action of its Board of Directors. The corporation may withhold consent for any legitimate corporate purpose, as determined by the Board of Directors. Examples of the basis for the corporation to withhold its consent include, without limitation, (i) if such Transfer to individuals, companies, or any other form of entity identified by the corporation as a potential competitor or considered by the corporation to be unfriendly; (ii) if such Transfer increases the risk of the corporation having a class of security held of record by 2,000 or more persons, or 500 or more persons who are not accredited investors (as such term is defined by the SEC), as described in Section 12(g) of the 1934 Act and any related regulations, or otherwise requiring the corporation to register any class of securities under the 1934 Act; (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the corporation in connection with the initial issuance of such shares or the issuance of any other securities; (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer represents a Transfer of less than all of the shares then held by the stockholder and its affiliates or is to be made to more than a single transferee.

(b)    If a stockholder desires to Transfer any shares, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. Any shares proposed to be transferred to which Transfer the corporation has consented pursuant to paragraph (a) of this Section will first be subject to the corporation’s right of first refusal located in Section 37 of these Bylaws.

(c)    At the option of the corporation, the stockholder shall be obligated to pay to the corporation a reasonable transfer fee related to the costs and time of the corporation and its legal and other advisors related to any proposed Transfer.

(d)    Any Transfer, or purported Transfer, of shares not made in strict compliance with this Section shall be null and void, shall not be recorded on the books of the corporation and shall not be recognized by the corporation.

(e)    The foregoing restriction on Transfer shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended (the “1933 Act”).

(f)    The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing Transfer restrictions are in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

Section 37.    Right of First Refusal. No stockholder shall Transfer any of the shares of stock of the corporation, except by a Transfer that meets the requirements set forth in this Section 37, in addition to any other restrictions or requirements set forth under applicable law or these Bylaws:

(a)    If the stockholder desires to Transfer any of his or her shares of stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(b)    For 30 days following receipt of such notice, the corporation shall have the option to purchase up to all the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other Transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d) of this section.

(c)    The corporation may assign its rights hereunder.

(d)    In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within 30 days after the Secretary of the corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

(e)    In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, subject to the corporation’s approval and all other restrictions on Transfer located in Section 36 of these Bylaws, within the 60-day period following the expiration or waiver of the option rights granted to the corporation and/or its assignees(s) herein, Transfer the shares specified in said transferring stockholder’s notice that were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this Bylaw in the same manner as before said Transfer.

(f)    Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the right of first refusal in paragraph (a) of this Section:

(1)    A stockholder’s Transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family, or any trust for the account of such stockholder or such stockholder’s immediate family will be the general or limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such Transfer;

(2)    A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent Transfer of said shares by said institution shall be conducted in the manner set forth in this Bylaw;

(3)    A stockholder’s Transfer of any or all of such stockholder’s shares to the corporation or to any other stockholder of the corporation;

(4)    A stockholder’s Transfer of any or all of such stockholder’s shares to a person who, at the time of such Transfer, is an officer or director of the corporation;

(5)    A corporate stockholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

(6)    A corporate stockholder’s Transfer of any or all of its shares to any or all of its stockholders; or

(7)    A Transfer by a stockholder that is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section and any other restrictions set forth in these Bylaws, and there shall be no further Transfer of such stock except in accordance with this section and the other provisions of these Bylaws.

(g)    The provisions of this Bylaw may be waived with respect to any Transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This Bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

(h)    Any Transfer, or purported Transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Bylaw are strictly observed and followed.

(i)    The foregoing right of first refusal shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended.

(j)    The certificates representing shares of stock of the corporation that are subject to the right of first refusal in paragraph (a) of this section shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(k)    To the extent this Section conflicts with any written agreements between the corporation and the stockholder attempting to Transfer shares, such agreement shall control.

Section 38.    Fixing Record Dates.

(a)    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)    In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 39.    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 40.    Execution of Other Securities. All bonds, debentures, and other corporate securities of the corporation, other than stock certificates (covered in Section 34 of these Bylaws), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer, Treasurer, or an Assistant Treasurer; provided, however, that where any such bond, debenture, or other corporate security shall be authenticated by the manual signature or, where permissible, facsimile signature of a trustee under an indenture pursuant to which such bond, debenture, or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture, or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture, or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture, or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture, or other corporate security so signed or attested shall have been delivered, such bond, debenture, or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 41.    Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 42.    Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 43.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 44.    Indemnification of Directors, Officers and Others.

(a)    Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article XI, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect (but, in the case of any amendment to the DGCL, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director of the corporation or an officer of the corporation, or while a director of the corporation or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b)    Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article XI, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect (but, in the case of any amendment to the DGCL, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    Successful Defense. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in paragraph (a) or (b) of this Section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Indemnification of Others. Subject to the other provisions of this Article XI, the corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board of Directors determines.

(e)    Advancement of Expenses. Subject to the other provisions of this Article XI, to the fullest extent permitted by the DGCL, expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and, if required by the DGCL or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article XI or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise shall be so paid upon such terms and conditions, if any, as the corporation deems reasonably appropriate and shall be subject to the corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in clause (ii) or (iii) of paragraph (f) of this Section prior to a determination that the person is not entitled to be indemnified by the corporation. Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (h) of this Section, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(f)    Limitation of Indemnification. Subject to the requirements in paragraph (c) of this Section and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article XI in connection with any Proceeding (or any part of any Proceeding): (i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any amount in excess beyond the amount paid; (ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); (iii) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements); (iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding), (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under paragraph (g) of this Section or (d) otherwise required by applicable law; or (v) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(g)    Determination; Claim. If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within 60 days after a written claim for indemnification has been received by the corporation or 20 days after a written claim for an advancement of expenses has been received by the corporation, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article XI, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

(h)    Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

(i)    Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

(j)    Survival. The rights to indemnification and advancement of expenses conferred by this Article XI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(l)    Certain Definitions. For the purposes of this Section:

(1)    references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(2)    references to “other enterprises” shall include employee benefit plans;

(3)    references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(4)    references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(5)    a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article XI.

ARTICLE XII

NOTICES

Section 45.    Notices.

(a)    Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 of these Bylaws. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph, or telex or by electronic mail or other electronic means.

(b)    Notice to Directors. Any notice required to be given to any director may be given by the method stated in paragraph (a) of this Section, or as provided for in Section 21 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)    Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)    Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)    Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)    Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 46.    Amendments. The Board of Directors is expressly empowered to adopt, amend, or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend, or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV

LOANS TO OFFICERS

Section 47.    Loans to Officers. Except as otherwise prohibited under applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XV

MISCELLANEOUS

Section 48.    Annual Report.

(a)    Subject to the provisions of paragraph (b) of this section, the Board of Directors shall cause an annual report to be sent to each stockholder of the corporation not later than 120 days after the close of the corporation’s fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. When there are more than 100 stockholders of record of the corporation’s shares, as determined by Section 605 of the CGCL, additional information as required by Section 1501(b) of the CGCL shall also be contained in such report, provided that if the corporation has a class of securities registered under Section 12 of the 1934 Act, the 1934 Act shall take precedence. Such report shall be sent to stockholders at least 15 days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

(b)    If and so long as there are fewer than 100 holders of record of the corporation’s shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.

Section 49.    Forum.

(a)    Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall in each case be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Bylaw.

(b)    Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act. Any person or entity holding, owning or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 49. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Bylaw.